Exhibit 10a
                                                                -----------
                              MEREDITH CORPORATION

                                  NONQUALIFIED
                               STOCK OPTION AWARD


     You have been selected to be a Participant in the 1992 Meredith Corporation Stock Incentive Plan (the "Plan"), as specified below:

     OPTIONEE:  Jack D. Rehm
     DATE OF GRANT:  August 10, 1994
     DATE OF EXPIRATION:  August 10, 2004
     NUMBER OF SHARES COVERED BY THIS AWARD:  16,014
     OPTION PRICE: $46.25

THIS DOCUMENT CONSTITUTES PART OF THE PROSPECTUS COVERING
SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933.

     THIS AGREEMENT, effective as of the Date of Grant set forth above, is between Meredith Corporation, an Iowa corporation (the "Company") and the Optionee named above pursuant to the provisions of the Plan. The parties hereto agree as follows:

     1. Grant of Stock Option. The Company hereby grants to Optionee the Option to purchase the number of shares of Common Stock of the Company, $1.00 par value ("Common Stock") set forth above at the stated Option Price, which is 100% of the Fair Market Value on the Date of Grant, subject to the terms and conditions of the Plan and this Agreement.

     2. Exercise of Stock Option. As long as the vesting requirements provided herein are met and the Option has not otherwise terminated or expired, the Optionee may exercise in whole or in part this Option at any time after the passage of six months from the Date of Grant. The Option shall vest with respect to all shares covered by this award on February 10, 2004, provided, however, that the Option will vest prior to such date with respect to all or a portion of the shares covered by this Grant in accordance with the attached Exhibit A.

     3. Procedure for Exercise of Options. This Option may be exercised by giving written notice to the Company at its executive offices, addressed to the attention of its Secretary. Such notice (a) shall be signed by the Optionee or his legal representative; (b) shall specify the number of full shares then elected to be purchased with respect to the Option; (c) unless a Registration Statement under the Securities Act of 1933 is in effect with respect to the


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shares to be purchased, shall contain a representation of Optionee that the shares of Common Stock are being acquired by him or her for investment and with no present intention of selling or transferring them, and that he or she will not sell or otherwise transfer the shares except in compliance with all applicable securities laws and requirements of any stock exchange upon which the shares of Common Stock may then be listed; and (d) shall be accompanied by payment in full of the Option Price of the shares to be purchased and Optionee's copy of this Agreement.

     The Option Price upon exercise of this Option shall be payable to the Company in full either (a) in cash or its equivalent (acceptable cash equivalents shall be determined at the sole discretion of the Committee); (b) by tendering previously acquired shares having an aggregate Fair Market Value at the time of exercise equal to the total price of the shares for which the Option is being exercised; (c) by a combination of (a) and (b); (d) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and withholding taxes due to Company; or (e) by such other methods of payment as the Committee at its discretion deems appropriate.

     As promptly as practicable after receipt of such notice and payment, the Company shall cause to be issued and delivered to the Optionee or his or her legal representative, as the case may be, certificates for the shares so purchased. The Company shall maintain a record of all information pertaining to Optionee's rights under this Agreement, including the number of shares for which this Option is exercisable. If the Option shall have been exercised in full, this Agreement shall be returned to the Company and canceled.

     4. Termination of Employment by Death. If, without having fully exercised this Option, Optionee's employment with the Company is terminated by reason of death, then Optionee's rights under this Option shall terminate. However, if at the date of Optionee's death, this Option is exercisable, then Optionee's beneficiary (or such persons that have acquired Optionee's rights under the Option by will or by the laws of descent and distribution) shall have the same right to exercise this Option as Optionee had during his or her lifetime, for a period ending on the earlier of (i) the Date of Expiration set forth above, or (ii) one year following the date of death.

     5. Termination of Employment by Disability. If, without having fully exercised this Option, Optionee's employment with the Company is terminated by reason of Disability (as defined in the Plan), then Optionee's rights under this Option shall terminate. However, if at the effective date of Optionee's Disability this Option is exercisable, then Optionee shall have the same right to exercise this Option as Optionee had during his or her employment for a period ending on the earlier of (i) the Date of Expiration set forth above, or
(ii) one year following the date of the termination of employment.

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     6.  Termination of Employment by Retirement.  In the event Optionee's employment with the Company is terminated by reason of Retirement (as defined under the then-established rules of the Company's tax-qualified retirement plans) prior to August 10, 1998, this Option shall continue to be subject to the vesting schedule described in Exhibit A, notwithstanding the termination of employment. Optionee shall have the right to exercise this Option following Retirement for a period ending on the earlier of (i) the Date of Expiration set forth above or (ii) four years following the Retirement date.

     7. Termination of Employment for Other Reasons. If, without having fully exercised this Option, Optionee's employment with the Company is terminated for reasons other than his or her death, Disability or Retirement then Optionee's rights under this Option shall terminate. However, the Committee, in its sole discretion, shall have the right to allow for an exercise period of up to 30 days after the date of such termination, provided that, in no event shall this extension period continue beyond the Date of Expiration set forth above. In addition, any such extension shall be applicable only to the extent that this Option is exercisable at the date of termination of employment.

     8. Restrictions on Transfer. This Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, this Option shall be exercisable during Optionee's lifetime only by Optionee or Optionee's legal representative.

     9. Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the shares, such adjustment shall be made in the number and class of shares subject to this Option, as may be determined to be appropriate and equitable by the Committee in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to this Option shall always be rounded to the nearest whole number.

     10. Rights as a Stockholder. Optionee shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to this Agreement until such time as the purchase price has been paid and the shares have been issued and delivered to him or her.

     11. Continuation of Employment. This Agreement shall not confer upon Optionee any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company's right to terminate his or her employment at any time.


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     12.  Miscellaneous.

          (a) This Agreement and the rights of Optionee hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any shares acquired pursuant to the exercise of this Option, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares.

          It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon Optionee. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan. All terms used herein shall have the same meaning as in the Plan document.

          (b) With the approval of the Board, the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect Optionee's rights under this Agreement.

          (c) The Company shall have the authority to deduct or withhold, or require Optionee to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including Optionee's FICA obligation) required by law to be withheld with respect to any exercise of Optionee's rights under this Agreement without Optionee's written consent.

          Optionee may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Common Stock having an aggregate Fair Market Value, on the date the tax is to be determined, equal to the amount required to be withheld. All elections shall be irrevocable and in writing, and shall be signed by Optionee in advance of the day that the transaction becomes taxable.

          (d) Optionee agrees to take all steps necessary to comply with all applicable provisions of Federal and state securities law in exercising Optionee's rights under this Agreement.

          (e) The Plan and this Agreement are not intended to qualify for treatment under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

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          (f)  This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          (g) To the extent not preempted by Federal law, this Agreement shall be governed by, and construed in accordance with the laws of the State of Iowa.

     IN WITNESS WHEREOF, the partes have caused this Agreement to be executed as of the Date of Grant.



                                   MEREDITH CORPORATION


                                   By:______________________
                                        Thomas L. Slaughter

                                   Its: Vice President-General Counsel
                                        & Secretary


______________________
Optionee, Jack D. Rehm
3131 Fleur Drive, #1001
Des Moines, IA 50321


Social Security number:  ###-##-####














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                                   EXHIBIT A



     FISCAL YEAR 1997(1)         FISCAL YEAR 1998(2)        TOTAL
    ---------------------       ---------------------       NUMBER
                NUMBER OF                   NUMBER OF     OF VESTED
                 VESTED                      VESTED        SHARES(5)
      ROE(3)    SHARES(4)         ROE(3)    SHARES(4)
    ----------  ---------       ----------  ---------     ----------
    0-14.49           0             15        4,000          4,000
    14.5-14.59    4,000             15        4,000          8,000
    14.6-14.69    5,600             15        4,000          9,600
    14.7-14.79    7,200             15        4,000         11,200
    14.8-14.89    8,800             15        4,000         12,800
    14.9-14.99   10,400             15        4,000         14,400
    15.0-        12,014             15        4,000         16,014


(1) Fiscal Year ending June 30, 1997, with the Option with respect to the applicable number of shares, if any, to become exercisable on August 10, 1997.

(2) Fiscal Year ending June 30, 1998, with the Option with respect to the applicable number of shares, if any, to become exercisable on August 10, 1998.

(3) The Company's Return on Equity for the applicable year represented by a percentage calculated as follows:

     Company's Earnings for the fiscal year
     --------------------------------------
        Shareholders' Equity (amount of         = Return on Equity (ROE)
        shareholders' investment in Company
        as of the applicable June 30)

(4) The number of shares of Company stock represented by the Option granted under this Agreement that may be exercised if the Company achieves the listed ROE in the applicable fiscal year.

(5) The total number of shares with respect to which the Option may be exercised, if any, as a result of early vesting in 1997 and 1998 as provided in columns 1 and 2.





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